Exhibit 25
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
FORM T-1
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
TRUSTEE PURSUANT TO SECTION 305(b)(2) [___]
___________________________
COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

National Banking Association (Jurisdiction of incorporation or organization if not a U.S. national bank)	04-3401714 (I.R.S. Employer Identification Number)
150 Royall Street, Canton, MA (Address of principal executive offices)	02021 (Zip Code)
Law Department Computershare Trust Company, National Association 150 Royall Street, Canton, MA 02021 (781) 575-2000 (Name, address and telephone number of agent for service)
___________________________

Allegiant Travel Company*
(Exact name of obligor as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	20-4745737 (I.R.S. Employer Identification Number)
1201 N. Town Center Drive Las Vegas, Nevada (Address of principal executive offices)	89144 (Zip Code)
_____________________________
Debt Securities
(Title of the indenture securities)

*See Table 1 for Additional Registrants

TABLE 1 TABLE OF ADDITIONAL REGISTRANTS†
Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification No.

Allegiant Air, LLC	Nevada	20-0808621
Allegiant Vacations, LLC	Nevada	20-2756459
AFH, Inc.	Nevada	20-5127807
Sunrise Asset Management, LLC	Nevada	27-1594802
G4 Properties, LLC	Nevada	30-0788844
Dustland, LLC	Nevada	84-4649238
G4 Works, LLC	Nevada	36-4893374
Sunseeker Resorts, Inc.	Nevada	82-3228452
Sunseeker Florida, Inc.	Florida	38-4056101
Point Charlotte Development, LLC	Florida	82-3217737
Point Charlotte, LLC	Florida	82-2307206
Sunseeker Florida North, Inc.	Florida	38-4056101
SFI Equity Holdco, Inc.	Florida	87-2850246

†The address, including zip code, and telephone number, including area code, of the principal executive offices of each of the registrants listed in this table are the same as those of Allegiant Travel Company.

Item 1.    General Information. Furnish the following information as to the trustee:

(a)    Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency
340 Madison Avenue, 4th Floor
New York, NY 10017-2613

(b)    Whether it is authorized to exercise corporate trust powers.
The trustee is authorized to exercise corporate trust powers.
Item 2.    Affiliations with the obligor. If the obligor is an affiliate of the trustee, describe such affiliation.
None.
Items 3-15.    No responses are included for Items 3-15 of this Form T-1 because, to the best of the Trustee’s knowledge, neither the obligor nor any guarantor is in default under any Indenture for which the Trustee acts as Trustee and the Trustee is not a foreign trustee as provided under Item 15.
Item 16.    List of exhibits. List below all exhibits filed as a part of this statement of eligibility.
1.    A copy of the articles of association of the trustee. (See Exhibit 1 to Form T-1 filed with Registration Statement No. 333-200089).
2.     A copy of the certificate of authority of the trustee to commence business.
3.     A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Computershare Trust Company, National Association.
4.    A copy of the existing bylaws of the trustee, as now in effect. (See Exhibit 4 to Form T-1 filed with Registration Statement No. 333-200089).

5.    Not applicable

6.    The consent of the Trustee required by Section 321(b) of the Act.

7.    A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.
8.    Not applicable
9.    Not applicable

SIGNATURE
Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Computershare Trust Company, National Association, a national banking association, organized and existing under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, and State of Minnesota, on the 26th day of September 2024.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION
By:	/s/ Amy Thompson
Name: Amy Thompson Title: Vice President

EXHIBIT 2
A copy of the Comptroller of the Currency Certificate of Corporate Existence for Computershare Trust Company, National Association, dated August 2, 2024.

Office of the Comptroller of the Currency

Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE AND FIDUCIARY POWERS

I, Michael J. Hsu, Acting Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. "Computershare Trust Company, National Association," Canton, Massachusetts (Charter No. 23148), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking and exercise fiduciary powers on the date of this certificate.

IN TESTIMONY WHEREOF, today, August 2, 2024, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Acting Comptroller of the Currency

2024-01203-C

EXHIBIT 3
A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Computershare Trust Company, National Association, dated August 2, 2024.

Office of the Comptroller of the Currency

Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE AND FIDUCIARY POWERS

I, Michael J. Hsu, Acting Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. "Computershare Trust Company, National Association," Canton, Massachusetts (Charter No. 23148), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking and exercise fiduciary powers on the date of this certificate.

IN TESTIMONY WHEREOF, today, August 2, 2024, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Acting Comptroller of the Currency

CURRENCY BUREAU TREASURY DEPARTMENT SEAL OF THE Comptroller OF THE CURRENCY

2024-01203-C

EXHIBIT 6

CONSENT OF THE TRUSTEE
Pursuant to the requirements of Section 321 (b) of the Trust Indenture Act of 1939, and in connection with the proposed issue of debt securities, Computershare Trust Company, National Association hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION
By:	/s/ Amy Thompson
Title: Vice President

September 26, 2024

EXHIBIT 7

LIABILITIES

Deposits:	
In domestic offices	-0-
Noninterest-bearing	-0-
Interest-bearing	-0-
Federal funds purchased and securities sold under agreements to repurchase:	
Federal funds purchased in domestic offices	-0-
Securities sold under agreements to repurchase	-0-
Trading liabilities	-0-
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	-0-
Not applicable	
Not applicable	
Subordinated notes and debentures	-0-
Other liabilities	173,588
Total liabilities	173,588

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	500
Surplus (exclude all surplus related to preferred stock)	850,876
Retained earnings	100,879
Accumulated other comprehensive income	-0-
Other equity capital components	-0-
Total bank equity capital	952,255
Noncontrolling (minority) interests in consolidated subsidiaries	-0-
Total equity capital	952,255
Total liabilities and equity capital	1,125,843

I, Greg Brandt, Assistant Controller of the above named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Greg Brandt

Greg Brandt
Assistant Controller